UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 12, 2011
(Date of Report: Date of earliest event reported)

Calibrus, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53408	86-0970023
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1225 W. Washington Street, Suite 213, Tempe AZ 85281
(Address of principal executive office)

Registrant's telephone number, including area code: (602) 778-7516

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 8.01 Other Events.

On September 12, 2011, Calibrus, Inc. issued a press release announcing a partnership between Grand Canyon University and Fanatic Fans, its reward based smartphone application.

ITEM 9.01 Financial statements and Exhibits

(d) Exhibits.

     The following exhibit is not to be considered “filed” under the Securities Act of 1934, as amended and shall not be incorporated by reference into any of Calibrus’ other filings with the Securities and Exchange Commission.

Exhibit 99.1

Press Release dated September 12, 2011

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Calibrus, Inc.

By: /s/ Kevin J. Asher
Date: September 12, 2011	Kevin J. Asher, CFO